Exhibit 10.01

2012 MANAGEMENT BONUS PLAN

All Meru Network, Inc. (the “Company”) executives who do not otherwise receive variable compensation will be eligible to participate in this cash bonus plan.

A.	ANNUAL CASH BONUS PLAN

The cash bonus available will be calculated annually based on a percentage of an executive’s base salary upon the Company’s achievement of both revenue targets and non-GAAP EBITA targets1, as described below (collectively, the “Annual Cash Bonus”). At the end of the fiscal year, the annual cash bonus available is calculated based upon the Company’s achievement of both annual revenue targets and non-GAAP EBITA1 compared to the annual target objectives for annual revenue targets and non-GAAP EBITA. The Revenue Bonus amount will be awarded based on revenue performance irrespective of whether the Minimum Non-GAAP EBITA threshold has been met, and the Non-GAAP EBITA bonus will be awarded irrespective of whether the revenue target is achieved. The executive may earn more or less than his or her target bonus based on the extent to which achievement of the specified performance goals; provided, however that the total bonus amount2 shall not exceed 250% of the executive’s targeted bonus value.

The following table provides the percentage of the executive’s base salary that is such executive’s targeted annual bonus value.

Executive Officer	Percentage of Annual Salary
President and Chief Executive Officer	75%
Chief Financial Officer	50%
Senior Vice Presidents	45%
Vice Presidents (General Counsel, VP Business Development)	40%

I.	Revenue Bonus

80% of the overall bonus award, is tied to achievement of the revenue target (the “Revenue Bonus”). In order for any amounts to be payable under the Revenue Bonus, the revenue target as approved by the board of directors must be met at a level of at least 90% of the target. For achievement between 90% and 100% of the revenue target, the Revenue Bonus will start at a payout of 50% of the target Revenue Bonus amount and will increase on a straight-line basis according to the percentage of achievement up to 100%.3

The executives are also eligible to receive an increased Revenue Bonus if the Company’s revenue exceeds the revenue target and the Minimum Non-GAAP EBITA is achieved.4 For revenue achievement in excess of 100% of the annual revenue target an accelerator will be applied to calculate the Revenue Bonus amount, such that Revenue Bonus will be the target Revenue Bonus multiplied by a multiplier equal to 100% plus the product of (i) the percentage of over-achievement in excess of 100%, multiplied by (ii) the Multiplier Factor set forth in the table below,5 provided that if Minimum Non-GAAP EBITA has not been achieved the Multiplier Factor shall instead be 1x.6

[1]	The non-GAAP EBITA targets and determination of achievement exclude stock compensation expenses, CEO transition costs, and other items outside the ordinary course of business such as litigation reserves expense or adjustment to fair value of the warrant liability, but include the impact of any bonuses determined under the cash bonus plan.
[2]	The total bonus amount equals the aggregate of the Revenue Bonus (as defined below) and the Non-GAAP EBITA Bonus (as defined below), but does not include the Quarterly Fast Start Bonuses (as defined below).
[3]	For example, in the event that the annual revenue is achieved at the 95% of target level, the Revenue Bonuses will be paid at 75% of the target Revenue Bonus amount such that the Revenue Bonus paid to the Company’s Chief Financial Officer would equal 75% multiplied by 80% multiplied by 50% multiplied by the Chief Financial Officer’s annual salary.
[4]	After giving effect to (i) the Revenue Bonus and (ii) the Non-GAAP EBITA Bonus, each as adjusted for any applicable accelerator.
[5]	For example, in the event that the Company’s actual revenue is 105% of the annual revenue target, the Revenue Bonus will be paid at 135% of the target Revenue Bonus amount such that the Revenue Bonus paid to the Company’s Chief Financial Officer would equal 135% multiplied by 80% multiplied by 50% multiplied by the Chief Financial Officer’s annual salary.
[6]	For example, in the event that the Company’s actual revenue is 105% of the annual revenue target but the Minimum Non-GAAP EBITA Amount is not achieved, the Revenue Bonus will be paid at 105% of the target Revenue Bonus amount such that the Revenue Bonus paid to the Company’s Chief Financial Officer would equal 105% multiplied by 80% multiplied by 50% multiplied by the Chief Financial Officer’s annual salary.

2012 Management Bonus Plan

Performance Relative to Revenue Target	Multiplier Factor	Example
> 100 –101%	5x Multiplier	(i.e. 101% of Plan pays 105% of target Revenue Bonus)

≥ 101 – < 103%	6x Multiplier	(i.e. 102% of Plan pays 112% of target Revenue Bonus)

≥ 103 – < 106%	7x Multiplier	(i.e. 104% of Plan pays 128% of target Revenue Bonus)

≥ 106 – < 110%	8x Multiplier	(i.e. 106% of Plan pays 148% of target Revenue Bonus)

≥ 110 – 115%	9x Multiplier	(i.e. 110% of Plan pays 190% of target Revenue Bonus)

> 115%	10x Multiplier	(i.e. 116% of Plan pays 260% of target Revenue Bonus)[7]

II.	Non-GAAP EBITA Bonus

20% of the overall bonus award, is tied to non-GAAP EBITA (the “Non-GAAP EBITA Bonus”). In order for the Non-GAAP EBITA Bonus to be paid, the Company must achieve the Non-GAAP EBITA target as approved the “Minimum Non-GAAP EBITA Amount”)8. Upon achievement of the Minimum Non-GAAP EBITA, the amount of the Non-GAAP EBITA Bonus will be calculated on a straight line basis starting at 50% upon achievement of the Minimum Non-GAAP EBITA Amount and up to 100% upon achievement of the fiscal Non-GAAP EBITA target (the “Target Non-GAAP EBITA Amount”).9 If the non-GAAP EBITA for the fiscal year exceeds the Target Non-GAAP EBITA Amount, the Non-GAAP EBITA Bonus will also increase on a straight line basis according to the achievement.

The executives are also eligible to receive up to 200% of the Non-GAAP EBITA Bonus if the Company’s non-GAAP EBITA exceeds the Target Non-GAAP EBITA Amount.10 If the Target Non-GAAP EBITA Amount is exceeded, the Non-GAAP EBITA Bonus amount will be calculated on a straight line, such that the Non-GAAP EBITA Bonus will be the target Non-GAAP EBITA Bonus multiplied by a multiplier equal to 100% plus 5% for each $450,000 of non-GAAP EBITA performance better than the Target Non-GAAP EBITA Amount.11

B.	SUPPLEMENTAL FAST START CASH BONUS PLAN

Executives are also eligible for additional quarterly bonuses in each of the first three quarters of 2012 to be paid in the event that the Company achieves revenues that are in excess of 100% of for the quarter with partial “make-up” opportunities if the cumulative year-to-date targets for quarterly revenues are achieved, as further described below (each a “Quarterly Fast Start Bonus”):

[7]	Subject to the cap on the total bonus amount of 250% of target annual bonus amount, as discussed above.
[8]	The Minimum Non-GAAP EBITA Amount shall equal $4.5 million less than the Target Non-GAAP EBITA Amount.
[9]	For example, in the event the non-GAAP EBITA is achieved at the midway point between the Minimum non-GAAP EBITA Amount and the Target Non-GAAP EBITA Amount, the Non-GAAP EBITA Bonus will be paid at 75% of the target Non-GAAP EBITA Bonus amount such that the Non-GAAP EBITA Bonus paid to the Company’s Chief Financial Officer would equal 75% multiplied by 20% multiplied by 50% multiplied by the Chief Financial Officer’s annual salary.
[10]	After giving effect to (i) the Revenue Bonus and (ii) the Non-GAAP EBITA Bonus, each as adjusted for any applicable accelerator.
[11]	For example, in the event that the Company’s actual non-GAAP EBITA exceeds the Target Non-GAAP EBITA Amount by $900,000, the Non-GAAP EBITA Bonuses will be paid at 110% of the target Non-GAAP EBITA Bonus amount such that the Non-GAAP EBITA Bonus paid to the Company’s Chief Financial Officer would equal 110% multiplied by 20% multiplied by 50% multiplied by the Chief Financial Officer’s annual salary.

2012 Management Bonus Plan

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If actual first quarter revenue is at least 100% of the first quarter revenue plan, executives will receive as a first quarter bonus an amount equal to 10% of their annual target bonus (the “First Quarter Bonus”).

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If actual second quarter revenue is at least 100% of the second quarter revenue plan, executives will receive as a second quarter bonus an amount equal to 7.5% of their annual target bonus (the “Second Quarter Target Bonus”); provided that the amount of such second quarter bonus will be doubled (to 15% of their annual target bonus) if, while actual first quarter revenue was less than 100% of the first quarter revenue plan, actual revenue for the first half of 2012 is at least 100% of the aggregate of the first quarter revenue plan and the second quarter revenue plan (the “Second Quarter Doubled Bonus” or, alternatively with the Second Quarter Target Bonus, a “Second Quarter Bonus”).

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If actual third quarter revenue is at least 100% of the third quarter revenue plan, executives will receive as a third quarter bonus an amount equal to 5% of their annual target bonus; provided that the amount of such third quarter bonus will be doubled (to 10% of their annual target bonus) if (a) either (i) the First Quarter Bonus was paid but Second Quarter Bonus was not paid or (ii) the First Quarter Bonus was not paid and the Second Quarter Doubled Bonus was not paid, and (b) actual aggregate revenue for the first three quarters of 2012 is at least 100% of the aggregate of the first quarter revenue plan, the second quarter revenue plan and the third quarter revenue plan.

These quarterly bonus amounts are in addition to the Annual Cash Bonus amounts described under the “Annual Cash Bonus Plan” above.

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